SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

[X]      Filed by the Registrant
[ ]      Filed by a Party other than the Registrant

Check the appropriate box:
[ ]    Preliminary Proxy Statement         [ ]  Confidential, for the Use of
[X]    Definitive Proxy Statement               the Commission Only (as
[ ]    Definitive Additional Materials          permitted by Rule 14a-6(e)(2))
[ ]    Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12


                             BARNEYS NEW YORK, INC.

                        --------------------------------

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)    Title of each class of securities to which transaction applies:
      (2)    Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)    Proposed maximum aggregate value of transaction:
      (5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)    Amount Previously Paid:
      (2)    Form, Schedule or Registration Statement No.:
      (3)    Filing Party:
      (4)    Date Filed:

                             BARNEYS NEW YORK, INC.
                                575 FIFTH AVENUE
                               NEW YORK, NY 10017
                                 (212) 339-7300

-------------------------------------------------------------------------------

Notice Of Annual Meeting Of Stockholders To Be Held On            June 20, 2001
-------------------------------------------------------------------------------


To the Stockholders of
  BARNEYS NEW YORK, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of Barneys New York, Inc. (the "Company") will be held at the offices of the Company, located at 1201 Valley Brook Avenue, Lyndhurst, New Jersey, on Wednesday, June 20, 2001 at 10:00 A.M. local time (the "Annual Meeting"), for the following purposes:

          1. To elect eleven members of the Board of Directors, each to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal.

          2. To consider and act upon a proposal to amend the Company's Employee Stock Option Plan.

          3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending February 2, 2002.

          4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    The accompanying Proxy Statement contains further information with respect to these matters.

    Only stockholders of record on the books of the Company at the close of business on May 2, 2001 will be entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed. See the "Miscellaneous" section of the accompanying Proxy Statement as to the place where the list of stockholders may be examined.

    Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present at the Annual Meeting, please sign, date and return the enclosed Proxy to ensure that your shares are voted. A return envelope, which requires no postage, if mailed in the United States, is enclosed for your convenience.

                                              By Order of the Board of Directors

                                                   /s/ Marc H. Perlowitz

                                                       Marc H. Perlowitz
                                                           Secretary

May 2, 2001

          ------------------------------------------------------------
                        PLEASE MAIL YOUR PROXY . . . NOW!
                                    IMPORTANT
                   WE HOPE THAT YOU CAN ATTEND THIS
                   MEETING IN PERSON, BUT IF YOU CANNOT DO SO
                   PLEASE MARK, DATE, SIGN AND RETURN
                   THE ENCLOSED PROXY.
          ------------------------------------------------------------

                             BARNEYS NEW YORK, INC.
                                575 FIFTH AVENUE
                               NEW YORK, NY 10017
                                 (212) 339-7300

                                 PROXY STATEMENT

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2001

    This statement is furnished to stockholders of Barneys New York, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at 1201 Valley Brook Avenue, Lyndhurst, NJ, 07071 on June 20, 2001, at 10:00 A.M. Stockholders of record at the close of business on May 2, 2001 will be entitled to notice of and to vote at such meeting and at all adjournments thereof.

    Stockholders who execute proxies may revoke them at any time before they are voted by giving written notice of such revocation to the Secretary of the Company. When a proxy is received, properly executed, prior to the meeting, the shares represented thereby will be voted at the meeting in accordance with the terms thereof.

    The complete mailing address of the Company's principal executive offices is 575 Fifth Avenue, New York, New York 10017. The approximate date on which this Proxy Statement and the form of Proxy were first sent or given to the stockholders of the Company was May 15, 2001. The Annual Report of the Company for the year ended February 3, 2001, including audited financial statements, has been sent to each stockholder.

    Votes will be tabulated by American Stock Transfer & Trust Company, the transfer agent and registrar for the Common Stock, and the results will be certified by one or more inspectors of election who are required to resolve impartially any interpretive questions as to the conduct of the vote (the "Inspectors of Election"). In tabulating votes, a record will be made of the number of shares voted for each nominee or other matter voted upon, the number of shares with respect to which authority to vote for that nominee or such other matter has been withheld, and the number of shares held of record by broker-dealers and present at the Annual Meeting but not voting.

    All shares of Common Stock represented by properly executed proxies in the accompanying form will be voted at the Annual Meeting in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any such proxies do not contain voting instructions, the shares of Common Stock represented by such proxies will be voted FOR PROPOSALS 1, 2 AND 3 and in accordance with Item 4. The Board of Directors is not aware of any business to be brought before the Annual Meeting other than as indicated in the accompanying notice, but it is intended that, as to any other such business properly coming before the Annual Meeting, votes may be cast pursuant to such proxies in accordance with the judgment of the persons acting thereunder.

                                  VOTING RIGHTS

    On May 2, 2001, there were outstanding and entitled to vote 13,903,227 shares of Common Stock. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date of May 2, 2001. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall constitute a quorum.

    At the record date, more than 5% of the Company's outstanding voting securities was beneficially owned by each of the persons named in the following table, and, other than as to Isetan Company Limited, is based upon information furnished to the Company by such entities in Schedules 13D.

                                Name And Address Of                  Amount And Nature Of            Percent
Title Of Class                    Beneficial Owner                   Beneficial Ownership            Of Class
--------------                    ----------------                   --------------------            --------
Common Stock          Whippoorwill Associates, Inc.,                         5,333,726(1)              38.4%
                      on behalf of its Discretionary Accounts
                      11 Martine Avenue
                      White Plains, New York  10606

Common Stock          Bay Harbour Management L.C.                            5,350,028(2)              38.5%
                      on behalf of its Managed Accounts
                      885 Third Avenue, 34th Floor
                      New York, New York 10022

Common Stock          Isetan Company Limited                                 1,200,785(3)               8.5%
                      14-1 Shinjuku 3-Chome
                      Shinjuku-ku, Tokyo
                      Japan 160-0022

Common Stock          Shelley F. Greenhaus                                   5,338,726(4)              38.4%
                      c/o Whippoorwill Associates, Inc.


Common Stock          David A. Strumwasser                                   5,338,726(4)              38.4%
                      c/o Whippoorwill Associates, Inc.

Common Stock          Douglas P. Teitelbaum                                  5,355,028(5)              38.5%
                      c/o Bay Harbour Management L.C.
                      885 Third Avenue, 34th Floor
                      New York, New York 10022

Common Stock          Steven A. Van Dyke                                     5,355,028(5)              38.5%
                      c/o Bay Harbour Management L.C.
                      885 Third Avenue, 34th Floor
                      New York, New York 10022

Common Stock          Shelby S. Werner                                       5,338,726(4)              38.4%
                      c/o Whippoorwill Associates, Inc.

---------------------

1 All of such shares are owned by various limited partnerships, a limited liability company, a trust and third party accounts for which Whippoorwill has discretionary authority and acts as general partner or investment manager. Bay Harbour and Whippoorwill have entered into a stockholders' agreement (the "Stockholders Agreement") with respect to their ownership in, and the voting of the capital stock of, the Company. The number of shares indicated as being beneficially owned by Whippoorwill does not include the shares of Common Stock held by Bay Harbour which are the subject of the Stockholders Agreement and with respect to which Whippoorwill disclaims beneficial ownership.


2 All of such shares are owned directly by (i) BHB LLC, of which Bay Harbour is the manager, or (ii) certain of Bay Harbour's managed accounts. Bay Harbour and Whippoorwill have entered into a stockholders' agreement with respect to their ownership in, and the voting of the capital stock of, the Company. The number of shares indicated as being beneficially owned by Bay Harbour does not include the shares of Common Stock held by Whippoorwill which are the subject of the Stockholders Agreement and with respect to which Bay Harbour disclaims beneficial ownership.

3 Includes 287,724 shares of Common Stock issuable to Isetan upon exercise of a warrant issued to Isetan in connection with the reorganization of the Company's subsidiary, Barney's, Inc.

4 Includes all shares of Common Stock beneficially owned by Whippoorwill. Mr. Greenhaus is a principal, President and Managing Director, Mr. Strumwasser is a principal, Managing Director and General Counsel, and Ms. Werner is a principal, Vice President and Managing Director, of Whippoorwill. Also includes 5,000 shares of Common Stock issuable pursuant to options granted to each of Messrs. Greenhaus and Strumwasser and Ms. Werner under the Company's Stock Option Plan for Non-Employee Directors (the "Director Option Plan").

5 Includes all shares of Common Stock beneficially owned by Bay Harbour. Messrs. Teitelbaum and Van Dyke are principals of Bay Harbour. Also includes 5,000 shares of Common Stock issuable pursuant to options granted to each of Messrs. Teitelbaum and Van Dyke under the Director Option Plan.

    In addition, there are 20,000 shares of Preferred Stock outstanding. The shares of Preferred Stock vote on all matters (other than the election of directors) with the Common Stock, together as a single class. The Barneys Employees Stock Plan Trust (whose address is c/o Barneys New York, Inc., 575 Fifth Avenue, New York, New York 10017) owns 15,000 shares (75%) of Preferred Stock, and Harry G. Wagner, an individual (whose address is 1609 New York Avenue, Huntington Station, NY 11746), owns 5,000 shares (25%) of Preferred Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth, as of May 2, 2001, the number of shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each executive officer named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group. Except as otherwise indicated all shares are owned directly.

                                           Amount And Nature Of       Percent
Name Or Group                              Beneficial Ownership(1)   Of Class
-------------                              -----------------------   --------

Shelley F. Greenhaus.......................      5,338,726 (2)          38.4%
John Halpern...............................          5,000 (3)(4)         *
Yasuo Okamoto..............................          5,000 (3)            *
Allen I. Questrom..........................             --               --
Howard Socol...............................             --               --
Carl Spielvogel............................          5,000 (3)            *
David A. Strumwasser.......................      5,338,726 (2)          38.4%
Robert J. Tarr, Jr.........................          5,000 (3)            *
Douglas A. Teitelbaum......................      5,355,028 (2)          38.5%
Steven A. Van Dyke.........................      5,355,028 (2)          38.5%
Shelby S. Werner...........................      5,338,726 (2)          38.4%
Judith Collinson...........................         16,000 (5)           *
Thomas Kalenderian.........................         16,000 (5)           *
Michael Celestino..........................         16,000 (5)           *
Marc H. Perlowitz..........................         16,000 (5)           *
Directors and Executive Officers as a group     10,787,754              77.0%
consisting of 18 persons...................

* Less than 1%.

------------------------------

1 The information as to securities owned by directors, nominees and executive officers was furnished to the Company by such directors, nominees and executive officers, including as to certain directors pursuant to Schedules 13D.

2 See footnotes under "Voting Rights" above.

3 Represents shares of Common Stock issuable upon exercise of an option granted to non-employee directors under the Director Option Plan.

4 Halpern, Denny & Company, of which John Halpern is a partner, is a member of BHB LLC. Mr. Halpern disclaims beneficial ownership of any shares of Common Stock owned by BHB LLC.

5 Represents shares of Common Stock issuable upon exercise of options granted to executive officers pursuant to the Company's employee stock plan.

                            1. ELECTION OF DIRECTORS

    Eleven directors are to be elected at the Annual Meeting to hold office until the Annual Meeting in 2002 and until their successors are elected and qualified. The nominees recommended by the Board of Directors of the Company are listed below. Should the nominees become unable to serve or otherwise be unavailable for election, it is intended that persons named in the Proxy will vote for the election of such persons as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason why the nominees might be unable to serve or otherwise be unavailable for election. All of the nominees are presently members of the Board of Directors.

    Directors are elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying Proxy to vote for the election of the nominees named below.

    The following table sets forth certain information with respect to the nominees.

                                      Age (at                                                       Became
            Name                 February 3, 2001)               Principal Occupation              Director
            ----                 -----------------               --------------------              --------
Howard Socol....................      55       Howard Socol has been the Chairman, President and      Jan.
                                               Chief Executive Officer of the Company since January   2001
                                               2001.  Mr. Socol was the Chief Executive Officer of
                                               J. Crew Group, Inc., a retailer of women's and men's
                                               apparel, shoes and accessories, from February 1998
                                               through January 1999.  From 1969 to 1997 Mr. Socol
                                               served in various management positions at Burdine's,
                                               a division of Federated Department Stores, Inc.,
                                               becoming President in 1981 and Chairman and Chief
                                               Executive Officer in 1984, a position he held until
                                               his retirement in 1997.

Allen I. Questrom...............      60       Allen I. Questrom is Chairman and Chief Executive      1999
                                               Officer of J. C. Penney Company, Inc.  He resigned
                                               as President and Chief Executive Officer of the
                                               Company on September 15, 2000.  He resigned as
                                               Chairman of the Board of the Company on January 8,
                                               2001.  Mr. Questrom spent most of his 32 year career
                                               in retail with Federated Department Stores, Inc.
                                               rising from management trainee to become the
                                               corporation's youngest Chairman and Chief Executive
                                               Officer - first in 1980 of the Rich's division based
                                               in Atlanta, in 1984 of the Bullock's division based
                                               in Los Angeles and in 1990 of Federated Department
                                               Stores, Inc., a position which he held until May
                                               1997.  Mr. Questrom also served as President and
                                               Chief Executive Officer of the Dallas-based
                                               Neiman-Marcus Department Store Group from 1988 until
                                               1990.  He also serves as a member of the Board of
                                               Polo-Ralph Lauren, AEA Investors and National Retail
                                               Federation; Board of Trustees of Boston University;
                                               and a member of the National Committee of the
                                               Whitney Museum of American Art in New York.

Shelley F. Greenhaus............      47       Shelley F. Greenhaus is a principal of Whippoorwill    1999
                                               Associates, Inc., an investment management firm
                                               ("Whippoorwill"), and has served as President and
                                               Managing Director of Whippoorwill since 1990.  From


                                       5

                                               January 1983 through August 1990, Mr. Greenhaus was
                                               a Vice President and Portfolio Manager (Distressed
                                               Securities) at Oppenheimer & Co., Inc.  Prior to
                                               that, from September 1981 to January 1983, Mr.
                                               Greenhaus was a Financial Analyst at W.R. Family
                                               Associates and from July 1978 through September
                                               1981, he was a Financial Analyst at Loeb Rhodes,
                                               Hornblower & Co. (Risk Arbitrage and Distressed
                                               Securities).  Mr. Greenhaus is a director of Marvel
                                               Enterprises, Inc., an entertainment based marketing
                                               and licensing company.

John Halpern....................      53       John Halpern is a partner of Halpern, Denny &          1999
                                               Company, a private equity investment firm.  Prior to
                                               that, Mr. Halpern was a founder of Bain & Company,
                                               the international consulting firm and served as its
                                               Vice Chairman until 1990.  Mr. Halpern serves on the
                                               Board of Directors of certain privately held
                                               companies.

Yasuo Okamoto...................      52       Yasuo Okamoto is a member of the law firm of Hughes,   1999
                                               Hubbard & Reed LLP.  Prior to joining Hughes,
                                               Hubbard & Reed LLP, Mr. Okamoto was a partner at
                                               Hill, Betts & Nash from 1980-1986.  Mr. Okamoto is
                                               presently a member of the Board of Directors of
                                               Nikon Americas, Inc.  From 1990 to 1997, Mr. Okamoto
                                               was a Lecturer at the Boston University School of
                                               Law.  Mr. Okamoto was elected to the Board of
                                               Directors as a designee of Isetan pursuant to an
                                               agreement among Isetan, Bay Harbour, Whippoorwill
                                               and the Company.  See "Agreements with Executive
                                               Officers and Related Transactions - Isetan."

Carl Spielvogel.................      72       Carl Spielvogel is the Chairman and Chief Executive    1999
                                               Officer of Carl Spielvogel Associates Inc., an
                                               investment and international counseling firm.  He
                                               has also served from August 2000 through April 2001
                                               as the United States Ambassador to the Slovak
                                               Republic.  He was the Chairman and Chief Executive
                                               Officer of United Auto Group from 1995 to 1998, and
                                               the Chairman and Chief Executive Officer of Backer
                                               Spielvogel Bates Worldwide, Inc., an international
                                               advertising company from 1979 to 1995.  Earlier, he
                                               was Vice Chairman of the Interpublic Group of
                                               Companies, Inc.  Mr. Spielvogel is a member of the
                                               Boards of Directors of Hasbro, Inc., Data
                                               Broadcasting Inc. and CBS Marketwatch.com, Inc.

David A. Strumwasser............      49       David A. Strumwasser is a principal of Whippoorwill,   1999
                                               and has served as Managing Director and General
                                               Counsel of Whippoorwill since 1993.  From 1984
                                               through 1993, Mr. Strumwasser was a partner and
                                               co-head of the Bankruptcy and Reorganization
                                               Practice at Berlack, Israels & Liberman LLP.  Prior
                                               to that, he practiced bankruptcy law at Anderson,
                                               Kill & Olick from 1981 to 1984, and at Weil, Gotshal
                                               & Manges LLP from 1976 to 1979.  From 1979 to 1981,


                                       6

                                               Mr. Strumwasser was an Assistant Vice President at
                                               Citicorp Industrial Credit, Inc.  He is a director
                                               of Metropolis Realty Trust, Inc., a real estate
                                               investment trust.

Robert J. Tarr, Jr..............      57       Robert J. Tarr, Jr. is Chairman, Chief Executive       1999
                                               Officer and President of HomeRuns.com, Inc., an
                                               online home grocery delivery service company, and
                                               has served in such capacities since February, 2000.
                                               From January 1997 through February, 2000, he was an
                                               independent investor and consultant.  He was the
                                               President, Chief Executive Officer and Chief
                                               Operating Officer of each of Harcourt General Inc.
                                               and the Neiman Marcus Group Inc. from November 1991
                                               to January 1997.  Prior to that he held a variety of
                                               positions with General Cinema Corporation, the
                                               predecessor of Harcourt General Inc., including
                                               President and Chief Operating Officer since 1984.
                                               Mr. Tarr presently serves on the Boards of Directors
                                               of John Hancock Financial Services, Inc., Houghton
                                               Mifflin & Co., Inc. and WESCO International Inc.

Douglas P. Teitelbaum...........      35       Douglas P. Teitelbaum joined Bay Harbour Management    1999
                                               L.C., an investment management firm ("Bay Harbour")
                                               as a principal in April, 1996.  Prior to that time,
                                               Mr. Teitelbaum was first a managing director in the
                                               High Yield and Distressed Securities Group at Bear
                                               Stearns, Inc. and previously a partner at
                                               Dabney/Resnick, Inc., a Los Angeles based distressed
                                               securities investment boutique.  Mr. Teitelbaum
                                               serves on the Boards of Directors of Swifty Serv
                                               Corp. and Planet Hollywood, Inc.

Steven A. Van Dyke..............      41       Steven A. Van Dyke joined Bay Harbour (and its         1999
                                               predecessor, Tower Investment Group) as a principal
                                               in 1986.  He is a Chartered Financial Analyst and is
                                               a member of both the Financial Analysts Society of
                                               Central Florida and the Association for Investment
                                               Management and Research.  Mr. Van Dyke serves on the
                                               Boards of Directors of Buckhead America and Swifty
                                               Serve Corp.

Shelby S. Werner................      55       Shelby S. Werner is a principal of Whippoorwill, and   1999
                                               has served as a Vice President and Managing Director
                                               of Whippoorwill since 1991.  Ms. Werner joined
                                               Whippoorwill upon its formation after spending 2
                                               years at Progressive Partners, L.P. as a Senior
                                               Managing Director and Portfolio Manager.  Shelby
                                               Werner served on the Board of Directors of Texscan
                                               Corporation.  She is a Chartered Investment
                                               Counselor and a Chartered Financial Analyst.

    None of the directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, except as set forth above.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the annual compensation for services in all capacities to the Company for the twelve months ended February 3, 2001, January 29, 2000, and January 30, 1999 of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.

                                           Annual Compensation
                                           -------------------

          Name and            Twelve Months                                   Other Annual            All Other
     Principal Position       Ended January          Salary        Bonus      Compensation(1)     Compensation(2)
     ------------------       -------------          ------        -----      ---------------     ---------------
Howard Socol                         2001(3)      $    76,923     $        0      $      0              $    0
Chairman, President and
Chief Executive Officer

Allen I. Questrom                    2001(4)        2,593,759              0             0                   0
Chairman, President and
Chief Executive Officer

Thomas Kalenderian                   2001             385,064         89,250             0              13,310
Executive Vice                       2000             380,332         52,419             0              13,310
President-Men's                      1999             343,384         73,256             0              13,310
Merchandising

Judith Collinson                     2001             370,318         84,000             0              13,120
Executive Vice                       2000             370,432         57,500             0              12,530
President - Women's                  1999             306,612         72,863             0              12,530
Merchandising

Michael Celestino                    2001             378,247         58,000             0              13,310
Executive Vice                       2000             349,300         29,000             0              13,310
President -- Store                   1999             274,401         73,900             0              13,260
Operations

Marc H. Perlowitz                    2001             333,130         82,350             0              13,670
Executive Vice President             2000             319,101         75,938             0              13,670
General Counsel and                  1999             286,381         87,663             0              13,260
Human Resources and
Secretary

---------------------------
1 Other Annual Compensation includes auto, auto insurance, parking and clothing allowances.

2 All other Compensation includes imputed life insurance, 401K match payments made by the Company, and contributions by the Company to the Company's Money Purchase Plan (a defined contribution plan).

3 Howard Socol became Chairman, President and Chief Executive Officer of the Company as of January 8, 2001. For his compensation arrangement, see "Agreements with Executive Officers".

4 Allen Questrom was Chairman, President and Chief Executive Officer of the Company until September 15, 2000. Upon his resignation, Mr. Questrom received a lump sum payment in the amount of $2,593,759 pursuant to the terms of his Employment Agreement. For his compensation arrangement, see "Agreements with Executive Officers".

                       OPTIONS GRANTED IN LAST FISCAL YEAR


    The following table sets forth information concerning options granted during the twelve months ended February 3, 2001 to the named executive officers.

                                                       Individual Grants
                            ----------------------------------------------------------------------
                             Number of
                            Securities       % of Total
                            Underlying    Options Granted   Exercise or
                              Options     to Employees in    Base Price     Expiration  Grant Date
Name                          Granted       Fiscal Year       ($/Share)        Date       Value
----                          -------       -----------       ---------        ----       -----
Howard Socol(1)              792,234           63.5%           $9.625       1/7/07       7,625,252

Thomas Kalenderian(2)         40,000            3.2%           $10.25       5/16/07       410,000

Judith Collinson(2)           40,000            3.2%           $10.25       5/16/07       410,000

Michael Celestino(2)          40,000            3.2%           $10.25       5/16/07       410,000

Marc H. Perlowitz(2)          40,000            3.2%           $10.25       5/16/07       410,000

    1 Grant requires shareholder approval of proposed amendment to Employee Stock Option Plan increasing the total number of authorized shares to be granted and the total number of shares to be granted to any individual pursuant to the Plan. See Section 2 of this Proxy Statement. One-fourth of the options become exercisable on January 31, 2002, an additional one-fourth of the options become exercisable on January 31, 2003 and the balance of the options become exercisable on January 31, 2004.

    2 One-fifth of the options became exercisable on the date of grant, which was May 17, 2000, an additional one-fifth of the options become exercisable upon the first, second, third and fourth anniversaries of the date of grant.

                          FISCAL YEAR END OPTION VALUES

                                                                 Number of Securities     Value of Unexercised
                                                                Underlying Unexercised        In-the-Money
                                                                       Options              Options at Fiscal
                                  Shares                          at Fiscal Year-End          Year-End ($)/
                                Acquired on        Value           Exercisable (E)/         Exercisable (E)/
Name                            Exercise #      Realized ($)      Unexercisable (U)         Unexercisable (U)
----                           ------------     ------------    ---------------------     -------------------
Howard Socol                         0               0                    0(E)                    0(E)

                                                                     792,234(U)(1)                0(U)
Thomas Kalenderian                   0               0                 8,000(E)                   0(E)

                                                                      32,000(U)                   0(U)
Judith Collinson                     0               0                 8,000(E)                   0(E)

                                                                      32,000(U)                   0(U)
Michael Celestino                    0               0                 8,000(E)                   0(E)

                                                                      32,000(U)                   0(U)
Marc H. Perlowitz                    0               0                 8,000(E)                   0(E)

                                                                      32,000(U)                   0(U)


1  See footnote 1 above.

                          COMPENSATION COMMITTEE REPORT

    The Compensation Committee is responsible for establishing and reviewing the salaries, compensation plans and other remuneration of the officers of the Company. The principal objectives of the Company's executive compensation are to
(i) compensate competitively its executive officers, (ii) attract and retain individuals important to the success of the Company, (iii) provide incentives that will motivate those executives and (iv) reward the Company's executives for achieving the business objectives of the Company over both the short and long terms.

    In each fiscal year, the Committee considers the recommendations of the Chief Executive Officer, which is supported by data generated by the Company's Human Resources Department for each component of compensation of the Company's executive officers. The Committee reviews those recommendations and then approves them or makes such modifications as it deems appropriate.

    Compensation Philosophy: The Company's compensation program applicable to all the executive officers is based on three primary elements:

        o   Base salary compensation
        o   Annual bonus incentive compensation
        o   Long term incentive compensation

    The Company's executives receive no other form of compensation other than customary benefits.

    Base Salary Compensation: The base salaries for the executive officers are determined based upon the responsibilities of the position, the experience level of the individual and the competitive conditions within the industry. The Company and the Compensation Committee consider the compensation paid to executive officers of comparable companies in the retail industry. When adjusting those salaries for individual executive officers in 2001, the Compensation Committee considered the financial performance of the Company in 2000, the performance of the individual executive officer, any changed duties and responsibilities and the base salaries paid to individuals in comparable positions in other retail companies.

    Annual Bonus Incentive Compensation: The Compensation Committee and the Board of Directors approved the 2001 Employee Bonus Plan in which all executive officers other than the CEO are participants. The plan provides for a maximum bonus based on a percentage of an individual's salary reflecting his or her level within the Company. The amount of that maximum bonus payable to each participant is based on satisfaction of a combination of company and individual or business unit performance criteria.

    Long Term Incentive Compensation: Both the Company's management and the Compensation Committee believe that significant stock ownership in the Company links the economic interest of stockholders and management and, therefore, is a major incentive for management. The Company's long term incentive plan is designed to provide the recipient with a proprietary interest in the growth and performance of the Company and the value of its shares. The Compensation Committee recommends grants of stock options to executive officers in accordance with the terms of the Employee Stock Option Plan. Those terms are discussed below in this Proxy Statement. All executive officers are participants in the Employee Stock Option Plan. The participants in the Employee Stock Option Plan and the level of participation are determined by the Compensation Committee, consisting of David Strumwasser, Robert Tarr, Jr. and Douglas Teitelbaum. The terms of Mr. Socol's participation in the Employee Stock Option Plan are also governed by his Employment Agreement.

    CEO Compensation: Mr. Socol was elected Chairman, President and Chief Executive Officer of the Company in January 2001. The terms of his employment agreement are discussed in the Executive Compensation section of this Proxy Statement. The Compensation Committee believes that the compensation provided in that agreement is comparable in value to the prevailing competitive marketplace for companies similarly situated.

    Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits a publicly-held corporation's deduction for compensation paid to certain executive officers in excess of $1 million per executive per taxable year, unless the compensation qualifies as "performance based" compensation. The Company believes that the options granted under the Employee Stock Option Plan at a time when the Compensation Committee consists only of outside directors (within the meaning of Section 162(m) of the Code) should qualify for this exemption. As of today, annual cash compensation to be received by any executive officer, other than Mr. Socol, has been far below the $1 million threshold. With respect to the stock options granted to Mr. Socol and discussed below in Agreements With Executive Officers, the Company is seeking the requisite stockholder approval for purposes of Section 162(m) and once such approval is obtained, the Company believes these options will qualify for the exemption under 162(m).

                                COMPENSATION COMMITTEE

                                David Strumwasser
                                Robert J. Tarr, Jr.
                                Douglas Teitelbaum




                             AUDIT COMMITTEE REPORT

    The Audit Committee has reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the fiscal year ended February 3, 2001 with the Company's management and the Company's independent auditors, Ernst & Young LLP. The Company's management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

    In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Further, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the auditors' independence from the Company and its management.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on From 10-K for the fiscal year ended February 3, 2001 for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

                                 Robert J. Tarr, Jr., Chairman
                                 Carl Spielvogel




                            COMPENSATION OF DIRECTORS

    Each director who is not an employee of the Company is paid $15,000 annually for his or her services as a director, $5,000 annually for each committee of the Board of Directors on which he or she serves, $1,000 for attendance in person at each meeting of the Board of Directors or committee and $500 for participation by telephone. In addition to the foregoing amounts, Robert J. Tarr, Jr. is paid $25,000 annually for serving as Vice Chairman of the Board of Directors and $5,000 annually for serving as Chairman of the Company's Internet Committee. Mr.

Tarr also receives $5,000 with respect to each meeting of the Internet Committee in lieu of the per meeting amount set forth above. Non-employee directors also participate in the Company's Stock Option Plan for Non-Employee Directors (the "Director Option Plan"). Pursuant to the Director Option Plan, each Eligible Director (as defined in the Director Option Plan) is granted an option to purchase 5,000 shares of Common Stock upon their initial appointment to the Board of Directors, exercisable at the fair market value (as determined by the Board of Directors) of Common Stock on the date of grant. The options granted under the Director Option Plan expire ten years after the date of grant and become exercisable (i) as to one-half of the total number of shares subject to the grant on the date of grant, and (ii) as to the remaining shares subject to the grant on the first anniversary of the date of grant. On the date of the annual stockholders' meeting which takes place after the initial grant, each Eligible Director may, at the discretion of the Board of Directors, be granted an option to purchase additional shares of Common Stock, provided such grantee is an Eligible Director in office immediately following such annual meeting. On March 11, 1999, each of the non-employee directors was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $8.68 per share, one-half of which vested on issuance, and one-half of which vested on March 11, 2000.



                       AGREEMENTS WITH EXECUTIVE OFFICERS
                            AND RELATED TRANSACTIONS

    Agreement with Howard Socol. Pursuant to an agreement between the Company and Howard Socol dated as of January 8, 2001, Mr. Socol serves as Chairman of the Board of directors, President and Chief Executive Officer of the Company through January 31, 2004. Mr. Socol's base salary is $1,000,000 per year. In addition, for the periods commencing February 1, 2001, Mr. Socol is entitled to an annual performance bonus of up to 125% of his base salary. The amount of the performance bonus for the fiscal year beginning on February 1, 2001, is guaranteed to be $1,000,000. Mr. Socol was granted options to purchase 792,234 shares of Common Stock, representing 5% of the outstanding shares of the Company's Common Stock on a fully-diluted basis, which will vest over the term of his employment. These options are exercisable at a price of $9.625 per share. The stock options are exercisable until the earlier of (a) January 7, 2007 and
(b) the second anniversary of Mr. Socol's termination of employment, if such termination occurs before January 31, 2004, by the Company without cause, by Mr. Socol with good reason or because of Mr. Socol's death or disability. Upon a termination of employment by the Company without cause or by Mr. Socol for good reason, or upon a change of control of the Company, all stock options will fully vest. In addition, a portion of the stock options will vest upon Mr. Socol's death or disability. Upon a termination of employment by the Company without cause or by Mr. Socol for good reason, Mr. Socol will also be entitled to a cash payment equal to (a) all accrued and unpaid salary and bonus through the termination date, (b) his base salary through January 31, 2002, (c) a $1,000,000 bonus if the termination occurs on or before January 31, 2002 and (d) the amount by which $750,000 exceeds the sum of items (a) and (b) above for the portion of the fiscal year preceding the termination date. In addition to the cash payment set forth in the preceding sentence, Mr. Socol would be entitled to participate in the Company's benefit plans for six months following a termination of employment by the Company without cause or by Mr. Socol for good reason.

    The Company also granted Mr. Socol certain registration rights with respect to his shares of Common Stock. Bay Harbour, Whippoorwill and Mr. Socol have agreed to provide each other certain co-sale rights in connection with any sales of their Common Stock. Mr. Socol also agreed to vote half of his shares as directed by Bay Harbour and half as directed by Whippoorwill.

    Agreement With Allen Questrom. Pursuant to an agreement between the Company and Allen I. Questrom effective as of May 5, 1999 and dated February 1, 2000, Mr. Questrom served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company until his effective date of resignation on September 15, 2000. Mr. Questrom's base salary for the period May 5, 1999 through January 31, 2000 was $150,000 per month, and for the period February 1, 2000 through January 31, 2003 was $100,000 per month. In addition, for the periods commencing February 1, 2000, Mr. Questrom was entitled to an annual performance bonus of up to 100% of his base salary. Mr. Questrom was also granted options to purchase up to 15% of the outstanding shares of the Company's

Common Stock, which were to vest over the term of his employment. The Agreement further provided that if Mr. Questrom resigned prior to May 22, 2000, he would earn additional compensation of $50,000 per month during the period February 1, 2000 until his date of termination, but he would not be entitled to any other deferred compensation or to earn any bonus during that period, and he would forfeit his stock options. Upon his resignation effective September 15, 2000, Mr. Questrom was paid the sum of $2,593,759 pursuant to the terms of his employment agreement and his options were terminated.

    Employee Severance Plan. The Company has implemented an employee severance plan (a "ESP"). The ESP covers all salaried employees but does not include Mr. Socol. The severance benefits under the ESP are triggered by either (a) an involuntary termination of employment for any reason other than for cause or (b) a voluntary termination as a result of either (i) a substantial diminution of the employee's responsibilities and duties, or (ii) a substantial reduction in salary, in either case within 12 months of certain events constituting a change in control of the Company. The amount of severance payable depends on a participant's position and the number of years of service, ranging from one week to one month for each year of service. The severance payments range from a minimum of two weeks salary to a maximum of 12 months salary.

    401(k) and Money Purchase Plan. All employees of the Company except for certain employees covered by specific collective bargaining agreements, are eligible to participate in the Company's 401(k) savings plan as well as in the Company's Money Purchase Plan. Pursuant to the terms of the 401(k) Plan, eligible participating employees may elect to contribute between 1% and 13% of their annual compensation up to the annual dollar limits set by the Internal Revenue Service. The Company will match 50% of the first 6% of the participant's elective contributions resulting in a maximum of 3% of total compensation. During fiscal 2000, the Company amended the 401(k) Plan and the Money Purchase Plan effective July 2000. Prior to the effective date of the amendments, contributions to the Money Purchase Plan were made 100% by the Company in an amount equal to 5% of a participant's eligible compensation for the year in question subject to a specified cap. Pursuant to the amendments, the amount of the Company's contribution was reduced to 3% of a participant's eligible compensation subject to a cap. In addition, a profit sharing feature was added to the 401(k) Plan whereby the Company could make a discretionary contribution of up to 3% of a participant's eligible compensation. The determination of whether or not a contribution is made and, if so, the amount of same, is determined by the Compensation Committee.

    Registration Rights Agreement. On January 28, 1999, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") with Bay Harbour, Whippoorwill and Isetan, pursuant to which each of Bay Harbour and Whippoorwill are entitled to exercise up to two demand registrations and unlimited short-form demand and piggyback registration rights. In addition, Isetan was granted piggyback registration rights.

    Isetan. In connection with the Company's bankruptcy reorganization, the Company entered into various agreements and arrangements with Isetan and certain of its affiliates. In connection with the consummation of the plan of reorganization, (x) each of Whippoorwill and Bay Harbour have agreed, for a period of five years from January 29, 1999, to vote, or cause to be voted, all shares of Common Stock held by it in favor of the election of one director designated by Isetan to the Company's Board of Directors, and (y) the Company has agreed to cause such designee to be elected to the Board of Directors of the Company's subsidiary, Barney's, Inc. Yasuo Okamoto is the director designated by Isetan. In addition, Isetan may designate one individual to attend all meetings of the Company's Board of Directors in a non-voting observer capacity.

    Equipment Lessors. Whippoorwill owns a beneficial interest of approximately 25% of a holder of a note issued to one of the Company's prior equipment lessors in connection with its bankruptcy reorganization, which note is in an aggregate principal amount of $34,232,500.

                             ADDITIONAL INFORMATION

    There is no current public trading market for the Common Stock.

    The Board of Directors of the Company met nine times during the fiscal year ended February 3, 2001. Among its standing committees, the Company has an Audit Committee and a Compensation Committee.

    Audit Committee: The Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board, and as part of its duties it recommends to the Board the selection of the Company's independent auditors, analyzes the reports of such auditors, periodically reviews the adequacy of the Company's internal financial controls, periodically reviews the terms of material transactions between the Company and its affiliates and subsidiaries, and makes such recommendations to the Board with respect thereto as such committee may deem advisable. The Audit Committee has considered whether the independent auditors' provision of information technology services and other non-audit services to the Company is compatible with maintaining the auditors' independence. The members are Robert J. Tarr, Jr. and Carl Spielvogel, both of whom are "independent" under the listing standards of the National Association of Securities Dealers. The Audit Committee met five times in fiscal 2000. The Board has adopted a written charter for the Audit Committee, which is included as Appendix A to this Proxy Statement.

    Compensation Committee: The Compensation Committee consists of three directors, and its function includes management compensation matters. The Compensation Committee currently consists of David Strumwasser, Robert Tarr, Jr. and Douglas Teitelbaum.

    There are no family relationships between any nominee, director or executive officer of the Company.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Section 16(a) of the Exchange Act requires that each director and executive officer of the Company and each person owning more than 10% of the Common Stock report his or its initial ownership of the Common Stock and any subsequent changes in that ownership to the Commission. The Company is required to disclose in this Proxy Statement any late filings of such reports with respect to the most recent fiscal year.

    Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no Form 5 filings were required, the Company believes that during fiscal 2000, all such Section 16(a) filing requirements were timely satisfied, except that a report for one transaction was filed late by each of Michael Celestino, Judy Collinson, Tom Kalenderian, Marc Perlowitz, Steven Feldman, David New, Karl Hermanns and Vincent Phelan.

           2. APPROVAL OF AMENDMENTS TO THE EMPLOYEE STOCK OPTION PLAN


                               PROPOSED AMENDMENTS

    On January 25, 2001, the Company's Board of Directors adopted, subject to stockholder approval, amendments to the Company's Employee Stock Option Plan (the "Plan") to increase the number of shares of the Company's Common Stock available for issuance pursuant to awards thereunder from 654,000 to 1,750,000 and to increase the number of options that any individual optionee may receive from 196,200 to 800,000.

    The purpose of the Plan is to provide certain key employees of the Company and its subsidiaries an opportunity to acquire an ownership interest in the Company and thereby create in such employees an increased interest in and greater concern for the welfare of the Company, to retain their continued employment, and to secure and retain the services of persons capable of filling key positions with the Company and its subsidiaries. Pursuant to the Plan, the Company may grant options with respect to an aggregate of up to 654,000 shares of Common Stock, with no individual optionee to receive in excess of 196,200 shares of Common Stock upon exercise of options granted under the Plan. Options granted pursuant to the Plan may be either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). Shares of Common Stock subject to options may be either authorized and unissued shares, or previously issued shares acquired or to be acquired by the Company and held in its treasury.

    The Board of Directors believes that stock options have been, and will continue to be, an important compensation element in attracting and retaining key employees. As of February 3, 2001 only 199,000 shares of Common Stock remained available for future grants of stock options under the Plan. Mr. Socol was granted 792,234 stock options, all of which are subject to stockholder approval of this amendment. In addition, subsequent to the end of fiscal 2000, an aggregate of 218,000 stock options were granted to certain of the Company's officers, all of which are subject to stockholder approval of this amendment. The Board of Directors believes that the increases in authorized shares and number of options any individual may receive is necessary because of the need to continue to make awards under the Plan to attract and retain key employees.

    If the amendment to the Plan is approved by the Company's stockholders, it will be effective as of the date of the stockholder meeting. If the amendment is not approved, it will not take effect.

                               SUMMARY OF THE PLAN

    Administration. The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"), which is comprised of "non-employee directors" within the meaning of Rule 16b-3 under
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the Committee are David A. Strumwasser, Robert J. Tarr, Jr. and Douglas P. Teitelbaum. Any or all powers and functions of the Committee may be exercised at any time and from time to time by the Board of Directors or an executive committee of the Board of Directors (the "Executive Committee"), provided in the case of the Executive Committee that all of its members are "non-employee directors" within the meaning of Rule 16b-3. (References in this discussion to the "Committee" include the Compensation Committee, the Board of Directors and the Executive Committee to the extent any of the foregoing administers the Plan.) The authority of the Committee includes, among other things, determining the persons to whom options are granted, the timing of any grants, the number of shares subject to each option, the period of exercisability, the designation of options as ISOs or NQSOs and the other terms and provisions thereof.

    Eligibility. Options may be granted only to salaried key employees of the Company or any subsidiary or parent corporation of the Company now existing or subsequently formed or acquired, except members of the Compensation Committee.

    Grant, Terms and Conditions of Options. The Company will not receive any monetary consideration for granting options.

    The exercise price for each share subject to an option will be an amount that the Committee determines, in its good faith judgment, to be not less than 100% of the fair market value of the Common Stock on the date the option is granted. In the case of ISOs, however, the exercise price per share of ISOs granted to any holder of capital stock of the Company (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Company (or any subsidiary or parent corporation ) will be in an amount that the Committee determines, in its good faith judgement, to be not less than 110% of the fair market value of the Common Stock on the date the ISO is granted.

    Under the Plan, fair market value per share means:

         (1) if the shares are listed on a national securities exchange or reported on the NASDAQ Stock Market ("NASDAQ"), the last reported sale price per share on such exchange or such system on the date the option is granted or, if the shares are not traded or reported on such date, then on the closest preceding date on which such shares were traded or reported; or

         (2) if the shares are not listed on a national securities exchange or reported on NASDAQ but are quoted in the over-the-counter market, the average of the closing bid and ask quotations in such market for such shares on the date the option is granted or, if there are no such quotations on such date, then on the closest preceding date on which such quotations are available; provided, however, that if, in the judgment of the Board of Directors, there is not a regular, active public market for the shares, fair market value per share shall be determined by the Board of Directors in its good faith judgment. The determination by the Board of Directors of fair market value will be conclusive and binding.

    Payment for shares purchased upon the exercise of options may be in cash or, to the extent permitted by the Committee in its discretion and by applicable law, with other shares of Common Stock or an executed promissory note on such terms and conditions as the Committee shall determine.

    Options granted under the Plan are exercisable at such times, in such amounts and during such period or periods as the Committee may determine at the date the option is granted, which period or periods will end, at the discretion of the Committee, not more than ten years after the date of grant and, in the case of a person who at the date of grant owns capital stock of the Company (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Company (or any subsidiary or parent corporation), are not exercisable after five years from the date of grant. Except as otherwise provided under the Internal Revenue Code of 1986, as amended (the "Code"), to the extent that the aggregate fair market value of shares subject to ISOs (under any plan of the Company or any subsidiary or parent corporation of the Company) exercisable for the first time in any calendar year exceeds $100,000, such excess will be treated as NQSOs.

    In addition, the Committee has the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the right to exercise any option granted under the Plan.

    In the event of retirement, termination by the Company of employment with or without cause, termination of employment by an optionee with or without good reason or upon death or disability, special rules will apply regarding the exercisability of options.

    Options may not be transferred except by will or the law of descent or distribution. Options are only exercisable during the lifetime of a holder by such holder.

    In the event of a "change in control" of the Company, all then outstanding options shall immediately become exercisable. The Committee, in its sole discretion, may determine that, upon the occurrence of a "change in control," each option outstanding under the Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such option, an amount in cash or other property, or any combination thereof, equal to the excess of the aggregate fair market value at the time of such transaction of the shares subject to such option over the aggregate exercise price therefor. The foregoing provision does not apply to options granted to officers subject to Section 16(a) of the Exchange Act within six months prior to a change-in-control, unless an exemption from liability under Section 16 (b) of the Exchange Act is otherwise available.

    Effect of Change in Common Stock. In the event of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment will be made to (i) each outstanding option so that such option thereafter is exercisable for such securities, cash and/or property as would have been received had such option been exercised in full immediately prior to such transaction and been exchanged in such transaction, (ii) the number of shares subject to the Plan and (iii) the limit in the maximum number of shares subject to options under the Plan. An adjustment will be made successively each time any such change occurs.

    Amendment or Termination. The Board of Directors of the Company may at any time amend or terminate the Plan, provided that no such action affects or impairs the rights of an optionee under any previously granted option. Notwithstanding the foregoing, without the approval of the Company's stockholders, no amendment or change may be made (a) increasing the total number of shares of Common Stock reserved for options under the plan (other than an increase resulting from an adjustment), (b) reducing the exercise price of any ISO, (c) modifying the provisions of the plan relating to eligibility or (d) materially increasing the benefits accruing to participants under the plan.

    The Board of Directors recommends a vote FOR the approval of the adoption of the Plan. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The statements in the following paragraphs are based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

    Incentive Options

    ISOs under the Plan are intended to meet the definitional requirements of
Section 422(b) of the Code for an "incentive stock option."

    Under the Code, the grantee of an ISO generally is not subject to regular income tax upon the receipt or exercise of such ISO (except that the alternative minimum tax may apply). If after exercising an ISO, an employee disposes of the shares of Common Stock so acquired after the longer of two years from the date of grant or one year from the date of transfer of shares of Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will normally recognize a long-term capital gain or loss equal to the excess, if any, of the amount received for the shares of Common Stock over the aggregate exercise price for such shares. If, however, an employee does not hold the shares of Common Stock so acquired for the applicable holding period, the disposition is normally a "disqualifying disposition," and the employee would recognize income in the year of the disqualifying disposition equal to the excess of the amount received for the shares of Common Stock over the aggregate exercise price for such shares. Of that income, the portion equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price will be ordinary income and the balance, if any, will be long-term or short-term capital gain depending on whether the holding period for the shares of Common Stock exceeded one year and provided that the employee held such shares as a capital asset at such time.

    If, in a disqualifying disposition, the employee sells the shares of Common Stock at a price that is below the fair market value of the shares of Common Stock at the time the ISO was exercised, the amount of ordinary income will be limited to the amount by which the amount realized on the sale exceeds the exercise price.

    An employee who exercises an ISO by delivering shares previously acquired pursuant to the exercise of an ISO is treated as making a "disqualifying disposition" of such shares if the employee delivers such shares before the expiration of the applicable holding period with respect to such shares. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, it would appear that the employee would not recognize again or loss with respect to such previously acquire shares.

    A deduction will not be allowed to the Company for federal income tax purposes with respect to the grant or exercise of an ISO or the disposition, after the applicable holding period, of the shares of Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company, is reasonable and the Company satisfies its withholding obligation, if any, with respect to such income.

    Non-Qualified Options

    A NQSO is an option that does not qualify as an "incentive stock option" under Section 422(b) of the Code. An individual who receives a NQSO will not recognize any taxable income upon the grant of such NQSO. Generally, upon exercise of a NQSO, an individual will be treated as having received ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the aggregate exercise price for such shares.

    Any optionee who is an officer of the Company or a beneficial owner of more than ten percent (10%) of any class of registered equity securities of the Company should consult with his or her tax advisor as to whether, as a result of
Section 16 (b) of the Exchange Act and the rules and regulations thereunder that are related thereto, the timing of income recognition is deferred for any period following the exercise of a NQSO (i.e., the "Deferral Period"). If there is a Deferral Period, absent a written election (pursuant to Section 83 (c) of the Code) filed with the Internal Revenue Service within 30 days after the date of transfer of the shares of Common Stock pursuant to the exercise of the option to include in income, as of the transfer date, the excess (on such date) of the fair market value of such shares of Common Stock over their exercise price, recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any.

    The ordinary income recognized with respect to the transfer of shares of Common Stock or receipt of cash upon exercise of a NQSO under the Plan will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a NQSO, an individual may satisfy the liability in whole or in part by directing its Company to withhold shares of Common Stock from those that would otherwise be issuable to the individual or by tendering other shares of Common Stock owned by the individual. The withheld shares of Common Stock and other tendered shares will be valued at their fair market value. Individuals who, by virtue of their positions with the Company, are subject to Section 16(b) of the Exchange Act may elect this method of satisfying the withholding obligation only during certain restricted periods.

    An individual's tax basis in the shares of Common Stock received on exercise of a NQSO will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized by such individual as a result of the receipt of such shares of Common Stock. The holding period for such shares would begin just after the transfer of shares of Common Stock or, in the case of an officer or beneficial owner of more than 10% of any class of registered equity securities of the Company who does not elect to be taxed as of the exercise date, just after the expiration of the Deferral Period, if any. A deduction for federal income tax purposes will be allowed to the Company in an amount equal to the ordinary income taxable to the individual, provided that such amount constitutes an ordinary and necessary business expense, is reasonable and the Company satisfies its withholding obligation with respect to such income.

    If an individual exercises a NQSO by delivering shares to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. So long as the individual receives a separate identifiable stock certificate therefor, the tax basis and the holding period for that number of shares of Common Stock received on such exercise will be equal to the tax basis and include the holding period of those shares surrendered. The individual's tax basis and holding period for the additional shares received on exercise of a NQSO paid for, in whole or in part, with shares will be the same as if the individual had exercised the NQSO solely for cash.

    Change in Control

    As described above, upon a "change in control" of the Company, all the then outstanding options shall immediately become exercisable. In general, if the total amount of payments to optionees that are contingent upon a "change of control" of the Company (as defined in Section 280G of the Code), including payments upon the exercise of options under the Plan that vest upon a "change in control," equals or exceeds three times the recipient's "base amount" (generally, such recipient's average annual compensation for the five years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the recipient would be subject to a 20% excise tax on such portion of the payments.


         CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    With certain exceptions, Section 162(m) of the Code limits the Company's deduction for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a NQSO or the disqualifying disposition of stock purchased pursuant to an ISO). This limitation would not apply to options granted under the Plan if stockholder approval is obtained.



                           3. APPOINTMENT OF AUDITORS

    It is proposed that the stockholders ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending February 2, 2002. Ernst & Young LLP have been the independent auditors of the Company since 1996. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

Audit Fees

    Ernst & Young LLP billed the Company $350,000 for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal year ended February 3, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

Financial Information System Design and Implementation Fees

    Ernst & Young LLP rendered no professional services to the Company during the fiscal year ended February 3, 2001 with respect to financial information systems design and implementation.

All Other Fees

    In addition to the fees set forth above, Ernst & Young LLP billed the Company $146,600 for audit related services, $128,500 for tax related services, and $10,000 for other services rendered to the Company during the fiscal year ended February 3, 2001.

    The Board of Directors recommends that the accompanying Proxy be voted in favor of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending February 2, 2002. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.

                                  MISCELLANEOUS

    The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Stockholders. Should any business other than that set forth in said Notice properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with their judgment on such matters.

    A list of the Company's stockholders as of the record date for the meeting will be available at the New York City offices of the Company for examination by any stockholder, for purposes germane to the meeting, during ordinary business hours, for ten days prior to the date of the meeting.

    All shares represented by the accompanying Proxy given prior to the meeting will be voted in the manner specified therein. Proxy cards returned without specification will be voted in accordance with the recommendation of the Board of Directors. The shares of stockholders who have properly withheld authority to vote for the nominees proposed by the Board of Directors (including broker non-votes) will not be counted toward achieving a plurality. As to any matters which may come before the meeting other than those specified above, the Proxy holders will be entitled to exercise discretionary authority. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum at the Annual Meeting.

    For purposes of this meeting, except for the election of directors, which requires a plurality vote, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting for a particular matter is required for the matter to be deemed an act of the stockholders. With respect to abstentions, the shares are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the meeting for the particular matter as to which the broker withheld its vote. Consequently, broker non-votes are not counted in respect of the matter, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.





                            PROPOSALS OF STOCKHOLDERS

    Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Company no later than January 21, 2002 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. Such proposals should be addressed to Marc H. Perlowitz, Secretary, Barneys New York, Inc., 575 Fifth Avenue, New York, NY 10017.



                            EXPENSES OF SOLICITATION

    The Company will bear the cost of the solicitation of Proxies. In addition to the use of the mails, proxies may be solicited by the executive employees and directors of the Company personally, by telephone or by telecopy. The Company has retained The Altman Group to assist in the solicitation of proxies for a fee of $6,000, plus reimbursement of out-of-pocket expenses. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

    BARNEYS NEW YORK, INC. WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 3, 2001, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST THEREFOR, INCLUDING A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL HOLDER OF COMMON STOCK OF BARNEYS NEW YORK, INC. ON

MAY 2, 2001, TO MARC H. PERLOWITZ, SECRETARY, BARNEYS NEW YORK, INC., 575 FIFTH AVENUE, NEW YORK, NY, 10017.

Dated:  May 2, 2001                 By Order of the Board of Directors

                                    /s/ Marc H. Perlowitz

                                    Marc H. Perlowitz
                                    Secretary

                                                                      APPENDIX A



                             BARNEYS NEW YORK, INC.
                             Audit Committee Charter
                             -----------------------

Purpose. The primary purpose of the Audit Committee (the "Committee") of the Board of Directors of Barneys New York, Inc. (the "Company") is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

Key Responsibilities.  The Committee shall, as its primary duties:

1. Provide an open avenue of communication among the independent auditor, management, and the Board of Directors.

2. Recommend the selection of the independent auditor for approval by the Board of Directors and ratification by the stockholders of the Company, and approve the compensation of the independent auditor.

3. Review the proposed scope and approach of the audit conducted by the independent auditor, and review the performance of the independent auditor.

4. Ensure (x) its receipt from the independent auditor of a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, (y) that it actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and (z) that it take, or recommend that the full Board of Directors take, appropriate action to ensure the independence of the independent auditor.

5. Ensure that the independent auditor acknowledges its ultimate accountability to the Board of Directors and the Committee, as representatives of the stockholders.

6. Acknowledge, and ensure that the Board of Directors acknowledges, as representatives of the stockholders, their ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for stockholder approval in any proxy statement).

7. Discuss with management and the independent auditor the quality and adequacy of the Company's internal controls.

8. Ensure that management and the independent auditor discuss with the Committee their qualitative judgments about the appropriateness, not just the acceptability of, accounting principles and financial disclosure practices used or proposed to be adopted by the Company.

9. Direct the special attention of the independent auditor and management to specific matters or areas deemed by the Committee or the independent auditor to be of special significance.

10. Review (i) audited annual financial statements and the independent auditors' opinion rendered with respect to such financial statements, and (ii) interim financial statements with the independent auditor and discuss with the independent auditor all matters required to be discussed by Statement of Auditing Standards No. 61.

11. Perform such other functions as are consistent with this Charter as the Committee or the Board of Directors deems appropriate, including, if necessary, any special investigations with the power to retain outside counsel for this purpose.

12. Regularly update and make recommendations to the Board of Directors about Committee activities.

Membership. The membership of the Committee shall consist of at least two directors, each of whom shall be independent and shall serve at the pleasure of the Board of Directors. Each of such directors shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. For purposes of the foregoing, the term "independent director" shall mean a person other than an officer or employee of the Company or its subsidiaries or any other person having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

                      Please mark, sign, date and mail your
            proxy card in the envelope provided as soon as possible!

                             BARNEYS NEW YORK, INC.

                                  June 20, 2001





                 Please Detach and Mail in the Envelope Provided


 A [X]         Please mark your
               votes as in this
               example

              FOR        WITHHELD                                                                        FOR     AGAINST    ABSTAIN
1. Election                               Nominees:  Howard Socol          2. To consider and act upon a
   of         [ ]          [ ]                       Allen I. Questrom        proposal to amend the      [ ]       [ ]        [ ]
   directors.                                        Shelley F. Greenhaus     Company's Employee Stock
                                                     John Halpern             Option Plan.
                                                     Yasuo Okamoto
                                                     Carl Spielvogel
                                                     David A. Strumwasser   3. To ratify the appointment
                                                     Robert J. Tarr, Jr.       of Ernst & Young LLP as
                                                     Douglas P.                independent auditors for
                                                     Teitelbaum                the Company for the fiscal
                                                     Steven A. Van Dyke        year ending February 2,
                                                     Shelby S. Werner          2002.
FOR, except vote withheld from the
following nominees:                                                         4. In their discretion,
                                                                               to act upon such other
                                                                               matters as may properly
                                                                               come before the meeting
                                                                               or any adjournment
                                                                               thereof.

                                                                               PLEASE MARK, SIGN DATE
                                                                               AND RETURN THE PROXY CARD
                                                                               PROMPTLY, USING THE
                                                                               ENCLOSED ENVELOPE.



SIGNATURE(S) (if held jointly)                                                                         DATE:  ______ , 2001
                               ----------------------------------------------------------------------

NOTE: Please sign exactly as your name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the names of two or more persons, all should sign.

                             BARNEYS NEW YORK, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS-JUNE 20, 2001

The undersigned hereby appoints Marc H. Perlowitz and Steven M. Feldman or either of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in Barneys New York, Inc.

The shares represented by this proxy will be voted for proposals 1 through 3 and in accordance with item 4 if no instruction to the contrary is indicated, or if no instruction is given.

                  (continued and to be signed on reverse side)